Exhibit 99.1

Press Release

Source: OneSource Technologies Inc.

OneSource Technologies Announces Appointment of New Management Team

SCOTTSDALE, Ariz. – June 17, 2005 – OneSource Technologies, Inc. regrets to announce that Michael L. Hirschey, our Chief Executive Officer, is critically ill and his prognosis is uncertain.

In response, the Board of Directors has appointed Laurence M. Luke as Managing Director and Steve N. White as Executive Vice President and Chief Operating Officer.

“Our prayers and support go to Michael and his family in this difficult time. We want to assure our customers, vendors and employees that the Company is in the capable hands of its management team and we will continue our commitment to unparalleled customer service,” said Laurence M. Luke.

About OneSource

OneSource is engaged in two closely related and complementary lines of technology industry services and products: (i) equipment maintenance services and (ii) value-added equipment supply sales. OneSource is credited as the creator of the unique Flat-Rate Blanket Maintenance System(TM), an innovative program that provides customers with a single source for all general office, computer and peripheral and industry-specific equipment technology maintenance, installation and supply products. The Company is also a single-source provider of equipment sales, leasing and maintenance services to large, national customers in the financial services industry. OneSource is the only company in the country that supports new and used transaction processing hardware from all the major manufacturers, e.g., Banctec-®, IBM®, NCR®, Unisys®, Fujitsu, Sheartech, CheckTech and a division dedicated to IBM® 3890 support.

Visit our Web site at: www.1sourcetech.com

Certain statements in this release may be “forward-looking statements,” which are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to the Company’s ability to transition to a new management team while maintaining historical levels of customer service.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information. Forward-looking statements speak only as of the date the statement was made. The Company does not undertake and specifically declines any obligation to update any forward-looking statements.